UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2010

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Florida	0-51420	20-3061892
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

RIVER CENTER I 50 E RIVER CENTER BLVD, SUITE 820 COVINGTON, KY 41011
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	(859) 581-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________

Item 8.01 Other Events.

This filing provides information regarding the dismissal with prejudice of two previously disclosed lawsuits involving Valley Forge Composite Technologies, Inc. (the “Company”) and its president and director, Louis J. Brothers.

Debra Elenson vs. Valley Forge Composite Technologies, Inc., a Florida corporation, and Lou Brothers, Civil Action No. 09-45262 CA 20 (Fla. 11th Jud. Cir.)

On June 19, 2009, Valley Forge Composite Technologies, Inc. (the “Company”) and its president and director Louis J. Brothers were served with a civil complaint naming both of them as defendants. The three-count complaint was filed on June 15, 2009 in circuit court in Miami-Dade County, Florida by shareholder Debra Elenson (“Elenson”). The complaint, as subsequently amended, alleges that the defendants committed fraud, violated the Florida Securities and Investor Protection Act (Fla. Stat. §517.301), and made negligent misrepresentations and seeks damages of $330,000 and attorney’s fees.  The amended complaint alleges that Mr. Brothers misrepresented to Edward Elenson, Ms. Elenson’s “significant other” the timetable in which the Company’s THOR LVX technology would receive government approvals and thereby induced Ms. Elenson to invest in the Company’s securities on two occasions commencing in 2006.

On April 20, 2010, Circuit Court Judge Ronald C. Dresnich granted Elenson’s motion to dismiss the above referenced case against the Company and Mr. Brothers with prejudice.  Elenson sought dismissal of the case with prejudice pursuant to a settlement agreement between Elenson, the Company, and Mr. Brothers, under which Elenson agreed to pay the Company and Brothers the aggregate sum of $25,000 no later than the close of business, May 5, 2010.  If Elenson fails to make full payment by that date, the Company and Mr. Brothers can either move to enforce the settlement agreement terms or request a greater award of attorney’s fees from the court, as the prevailing party under the Florida Securities and Investor Protection Act.

Scott Heiken and Lori Heiken vs. Valley Forge Composite Technologies, Inc., a Florida corporation, and Lou Brothers, Civil Action No. 09-79081 CA 15 (Fla. 11th Jud. Cir.)

On November 4, 2009, the Company and its president and director Louis J. Brothers were served with a civil complaint naming both of them as defendants. The complaint was filed on October 27, 2009 in circuit court in Miami-Dade County, Florida by shareholders Scott Heiken and Lori Heiken (collectively, “Heiken”). The complaint alleges that the defendants committed fraud, violated the Florida Securities and Investor Protection Act (Fla. Stat. §517.301), made negligent misrepresentations, and breached a fiduciary duty to shareholders and seeks damages in excess of $15,000 and attorney’s fees.  The complaint alleges that Mr. Brothers misrepresented the timetable in which the Company’s THOR LVX technology would receive government approvals and the number of Department of Energy employees working on the THOR project and thereby induced plaintiffs to invest in the Company’s securities in 2006.

On April 20, 2010, Circuit Court Judge Ronald C. Dresnich granted Heiken’s motion to dismiss the above referenced case against the Company and Mr. Brothers with prejudice.  Heiken sought dismissal of the case with prejudice pursuant to a settlement agreement between Heiken, the Company, and Mr. Brothers, under which Heiken agreed to pay the Company and Mr. Brothers the aggregate sum of $10,000 no later than the close of business, May 5, 2010.  If Heiken fails to make full payment by that date, the Company and Mr. Brothers can either move to enforce the settlement agreement terms or request a greater award of attorney’s fees from the court, as the prevailing party under the Florida Securities and Investor Protection Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

Date: April 22, 2010	By:	/s/ Louis J. Brothers
Louis J. Brothers
Chief Executive Officer, President, Secretary, Treasurer, and Authorized Officer

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